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                                                                    EXHIBIT 4.1


 SECURITIES PURCHASE AGREEMENT DATED SEPTEMBER 30, 2002 BETWEEN THE COMPANY AND
                        MORTON A. COHN AND FAYEZ SAROFIM


                          SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement (the "Agreement") is made as of September 30, 2002, by and among TeraForce Technology Corporation, a Delaware corporation (the "Company"), Morton A. Cohn, an individual resident in Houston, Texas, and Fayez Sarofim, an individual resident in Houston, Texas (collectively, the "Investors").

                                    RECITALS

         WHEREAS, the Investors desire to acquire, severally and not jointly, upon the terms and conditions stated in this Agreement, an aggregate of 16,666,668 shares of the Company's Common Stock, par value $0.01 per share, (the "Common Stock"), in exchange for $2,000,000 cash; and

         WHEREAS, the Investors and the Company have agreed that the proceeds received by the Company will be used to repay amounts outstanding under that Business Loan Agreement between the Company and Bank One, N.A. dated June 1, 2001, as amended (the "Bank Facility"); and

         WHEREAS, upon repayment of such amounts, letters of credit aggregating $2,000,000 that have been provided by the Investors as collateral for such loan agreement for the benefit of the Company will be released by the Bank; and

         WHEREAS, the Company believes it is in the best interests of the Company and the Stockholders to consummate the contemplated transaction; and

         WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Company and the Investors hereby agree to the terms and conditions hereinafter set forth, as follows:

                                    AGREEMENT

                                    ARTICLE 1
                                  DEFINED TERMS

         As used herein, the following terms shall have the following meanings:

         (a) "1933 Act" shall have the meaning set forth in the Recitals to this Agreement.

         (b) "1934 Act" shall have the meaning set forth in Article 3.5 of this Agreement.



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         (c) "AAA" shall have the meaning set forth in Article 8.4 of this
Agreement.

         (d) " Aggregate Cash" shall have the meaning set forth in Article 2.1 of this Agreement.

         (e) "Agreement" shall have the meaning set forth in the introduction to this Agreement.

         (f) "Bank" shall mean Bank One, N.A.

         (g) "Bank Facility" shall have the meaning set forth in the Recitals to this Agreement.

         (h) "Business" shall mean the business currently conducted by the Company and its subsidiaries involving the design, development, production and sale of computing products, optical networking equipment and other technology related products, including providing related services.

         (i) "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of Texas generally are authorized or required by law or other government actions to close.

         (j) "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

         (k) "Company" shall have the meaning set forth in the introduction to this Agreement.

         (l) "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         (m) "Investors" shall have the meaning set forth in the introduction to this Agreement.

         (n) "New Warrants" shall have the meaning set forth in Article 2.2 of this Agreement

         (o) "Person" or "Persons" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         (p) "Registration Rights Agreement" shall mean the Registration Rights Agreement executed an even date herewith, by and among the Company and the Investors.

         (q) "Regulation D" shall have the meaning set forth in the Recitals to this Agreement.

         (r) "SEC" shall mean the Securities and Exchange Commission or any successor governmental authority.

         (s) "SEC Documents" shall have the meaning set forth in Article 3.5 of this Agreement.

         (t) "Shares" shall have the meaning set forth in Article 2.1 of this Agreement.

         (u) "Stockholders" shall mean the stockholders of the Common Stock of the Company as of the date hereof.




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                                    ARTICLE 2
                         PURCHASE AND SALE OF THE SHARES

         2.1 Issuance of Shares. Upon the terms and subject to the conditions contained herein, and on the basis of the representations, warranties, covenants and agreements set forth herein, the Company agrees to issue to the Investors, and the Investors agree to acquire, severally and not jointly, in the amount set forth opposite each Investor's name on Exhibit A attached hereto, from the Company an aggregate of 16,666,668 shares of Common Stock (the "Shares") in exchange for an aggregate of $2,000,000 cash (the "Aggregate Cash").

         2.2 Issuance of Warrants. As additional consideration for the Aggregate Cash the Company will issue to the Investors warrants for the purchase of an aggregate of 400,000 shares of Common Stock (the "New Warrants") in the amount set forth opposite each Investor's name on Schedule A attached hereto. The New Warrants will have an exercise price of $0.12 per share, will be exercisable until September 30, 2005 and will be in substantially the form as in Exhibit B attached hereto.

         2.3 Re-pricing of Warrants. The Investors currently hold warrants for the purchase of an aggregate of 780,000 shares of Common Stock, as indicated on Exhibit A, with an exercise price of $0.75 per share (the "Existing Warrants"). As additional consideration for the Aggregate Cash, the Company will amend these warrants to reflect an exercise price of $0.12 per share.



                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors, as of the date hereof, as follows:

         3.1 Authorization. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transaction contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent that the indemnification provisions and the choice of law provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable laws or deemed against public policy. The execution, delivery and performance of the transactions contemplated by this Agreement and the Registration Rights Agreement and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, (x) the Company's Amended and Restated Certificate of Incorporation or Restated Bylaws (each as amended to date) or (y) any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company which conflict or breach would result in a material adverse effect.

         3.2 Organization and Qualification. The Company is a corporation organized under the laws of the State of Delaware, has power and authority to own its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each



                                      -3-
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jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a material adverse effect.

         3.3. Issuance by the Company. Consummation of the transactions contemplated hereby will transfer to the Investors good, valid and marketable title to the Shares, free and clear of any liens, claims or encumbrances, except as set forth in the Registration Rights Agreement, to the extent applicable, or in any legend which appears on any certificate representing any of the Shares.

         3.4 Issuance of Shares. The issuance and delivery of the Shares have been at or prior to the date hereof, duly authorized by all necessary corporate action on the part of the Company. No person has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Shares. The Shares will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching ownership thereof, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and under applicable state and federal securities laws.

         3.5 SEC Documents; Financial Statements. Since December 31, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end immaterial audit adjustments).

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

         The Investors represent and warrant to the Company as of the date hereof as follows:

         4.1 Organization. Investors have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         4.2 Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby by the Investors have been duly and validly authorized by all requisite action on the part of the Investors. This Agreement has been duly executed and delivered by Investors and constitutes the valid and binding obligations of Investors, enforceable against the Investors in accordance with its terms except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

         4.3 Investment Representations. The Investors are acquiring the Shares for investment purposes only and not with a view to the resale or distribution of all or any part thereof. The Investors acknowledge that the Shares have not been registered under the 1933 Act, or the securities or "blue sky" laws of any state or other domestic or foreign jurisdiction, and that none of such securities may be sold, transferred or otherwise disposed of except pursuant to an effective registration statement thereunder or an applicable exemption therefrom.

         4.4 Accredited Investor. Each Investor (a) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of his or her investment in the Shares and has the financial ability to assume the monetary risk associated therewith; (b) is able to bear the complete loss of his or her investment in the Shares; (c) has received such documents and information from the Company as such Investor has requested and has had the opportunity to ask questions of, and receive answers from, the Company and the terms and conditions of the offering of the Shares and to obtain additional information; (d) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act; and (e) is not relying upon any statements or instruments made or issued by any person other than the Company in making a decision to invest in the Shares.

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY


         5.1 Release of Letters of Credit. Concurrent with the closing of this transaction, the Company will re-pay amounts outstanding under the Bank Facility such that the Bank will release letters of credit aggregating $2,000,000 provided by the Investors as collateral for the Bank Facility. The Bank shall furnish to Investors prior to closing of this transaction evidence satisfactory to Investors that the Bank shall so release such letters of credit.

         5.2 Registration Rights Agreement. Upon the closing of this transaction, the Company will enter into a Registration Rights Agreement with the Investors in substantially the form of Exhibit C. Such Registration Rights Agreement will provide that the Company will file a shelf registration covering the resale of the Shares, the shares of Common Stock to be issued upon the exercise of the New Warrants and the shares of Common Stock to be issued upon the exercise of the Existing Warrants.





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

                                    ARTICLE 6
                             COVENANTS OF INVESTORS

         The Investor will vote all shares of Common Stock he then holds in favor of a reverse split of the Common Stock, provided such reverse split is put to a vote of the Stockholders within twelve months of the date of this Agreement and the reverse split is proposed with (and including) a range from 1:6 and 1:12.


                                    ARTICLE 7
                                     CLOSING


         7.1 Closing, Delivery. Closing of this transaction will occur within three business days of the satisfaction of any conditions to Closing, but not later than October 4, 2002. The Closing will take place at the Company's offices in Richardson, Texas, or such other location as the Company and each of the Investors shall mutually agree. Upon the closing, the Investors will transfer an aggregate of $2,000,000 to the following account:

                  BankOne, NA,
                  Attn:  Loan Servicing Account #1065151010
                  ABA #111000614
                  Re: Principal payment on loan #0961515929-42 in the name of TeraforceTechnology Corporation


Upon the Closing, the Company will deliver to the Investors the Shares, the New Warrants, the amended Existing Warrants and the Registration Rights Agreement. Among other thing, the closing of this transaction is conditioned on the Bank's furnishing the evidence referred to in Article 5.1 of this Agreement and the Bank's not having revoked or otherwise changed the effect of such evidence.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.2 Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not affect the interpretation of this Agreement.

         8.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given (a) if sent by facsimile transmission, upon telephonic confirmation of receipt, (b) if sent by registered or certified mail, upon the sooner of the expiration of five (5) days after deposit in the post office facilities properly addressed with postage prepaid or acknowledgement of receipt, (c) if personally delivered, when delivered to the party to whom notice is sent, or (d) if delivered by a recognized overnight courier, upon receipt evidencing proof of delivery, addressed to the appropriate party or parties, at the address of such party set forth below, (or at such other address as such party may designate by written notice furnished to all other parties in accordance herewith):




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         (a) if to the Investors:

                  c/o Mrs. Raye G. White
                  Fayez Sarofim & Co.
                  Two Houston Center, Suite 2907
                  Houston, TX  77010
                  Telecopier:  (713) 654-4015

                           AND

                  Mr. Morton A. Cohn
                  800 Bering, Suite 210
                  Houston, TX 77010
                  Telecopier:  (713) 978-6196

         (b) if to the Company:

                  TeraForce Technology Corporation
                  1240 E. Campbell Road
                  Richardson, TX  75081
                  Telecopier: (469) 330-4972
                  Attn: Mr. Robert P. Capps


         8.4 Dispute Resolution. All disputes and claims arising out of or relating to this Agreement that are not resolved pursuant to an agreement of the parties shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon any arbitration award shall be binding and may be entered in any court or other tribunal having jurisdiction thereof, the parties hereby consenting to the jurisdiction of such courts for this purpose. If the Company and each of the Investors cannot agree upon an arbitrator, one shall be appointed by the AAA who shall be neutral and experienced in the subject matter of the dispute. The arbitrator's award shall be binding and in writing. All arbitration proceedings shall be conducted in Dallas County, Texas.

         8.5 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Texas, without regard to the conflict of laws provisions thereof.

         8.6 Entire Agreement. This Agreement constitutes the entire agreement of the Company and the Investors concerning the transactions contemplated hereby, and supersede all prior agreements and understandings, written or oral, regarding the subject matter hereof.

         8.7 Expenses. Except as otherwise provided in this Agreement, the Company and each of the Investors shall bear their own respective expenses and legal fees in connection with the consummation of this transaction.

         8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective, as of the date specified in the opening paragraph, upon the execution by of the Company and the Investors of at least one counterpart hereof, and it shall not be necessary that any single




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counterpart bear the signatures of all parties. Execution and delivery of this
Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         8.9 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH ANY STATE REGULATORY AUTHORITY HAVING JURISDICTION THEREOF AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    TERAFORCE TECHNOLOGY CORPORATION


                                    By:   /S/ Robert P. Capps
                                       ----------------------------------------
                                    Name:  Robert P. Capps
                                    Title:  Executive Vice President and
                                              Chief Financial Officer


                                    INVESTORS:


                                    /S/ Morton A. Cohn
                                    -------------------------------------------
                                    Name: Morton A. Cohn



                                    /S/ Fayez Sarofim
                                    -------------------------------------------
                                    Name: Fayez Sarofim




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